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Avatech Solutions, Inc.

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AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD 21117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

NOVEMBER 6, 2008

To the Stockholders of Avatech Solutions, Inc.:

The Annual Meeting of Stockholders of Avatech Solutions, Inc. (the “Company”) will be held at the Company’s Headquarters located at 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland on Thursday, November 6, 2008 at 9:30 a.m., local time, for the following purposes:

1.	To elect as directors the eight nominees selected by the Board of Directors to serve for the ensuing year and until the election of their successors; and

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed September 8, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. We ask for your support and encourage you to attend the Annual Meeting. On behalf of the Board of Directors, we urge you to sign, date, and return the accompanying proxy card as soon as possible, even if you plan to attend the Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important regardless of the number of shares that you own.

By Order of the Board of Directors,

George M. Davis	Lawrence Rychlak
Chief Executive Officer	Secretary

Owings Mills, Maryland

October 2, 2008

IMPORTANT—YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD, 21117

410-581-8080

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Avatech Solutions, Inc. (“Avatech” or the “Company”) in connection with the Annual Meeting of Stockholders to be held on Thursday, November 6, 2008, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph, facsimile, or e-mail. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this proxy statement and form of proxy will be mailed to shareholders is October 6, 2008.

As to all matters that may properly come before the meeting, including the election of directors, each record holder of common stock of the Company, par value $.01 per share (“Common Stock”), on the Record Date is entitled to one vote for each share of Common Stock held, and each record holder of the Company’s Series D, Series E and Series F Convertible Preferred Stock on the Record Date is entitled to one vote for each share of Common Stock into which shares of such Preferred Stock are currently convertible. Holders of Common Stock and of Series D, Series E and Series F Convertible Preferred Stock may be voted in person or by proxy.

The Board of Directors has fixed the close of business on September 8, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting. On the Record Date, there were outstanding 16,734,051 shares of Common Stock, 1,089,213 shares of Series D Convertible Preferred Stock, 937 shares of Series E Convertible Preferred Stock, and 3,500 shares of Series F Convertible Preferred Stock. The shares of Series D, Series E and Series F Convertible Preferred Stock are currently convertible into 2,180,244, 1,441,539 and 1,798,561 shares of Common Stock, respectively.

Stockholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. A prompt response is helpful and your cooperation will be appreciated.

The accompanying proxy may be revoked by the person giving it at any time prior to its being voted by filing a written notice of such revocation with the Secretary of the Company or by attending the meeting and voting in person.

ELECTION OF DIRECTORS

At the 2008 Annual Meeting, stockholders will be asked to elect the eight directors identified below to hold office for the ensuing year and until their successors are elected and qualify. Information about the eight nominees for director, including their names, ages as of the Record Date, and principal occupations and business experience for the past five years, is set forth below.

Name	Age	Director Since
Garnett Y. Clark, Jr.	66	2003
George W. Cox	71	2003
George M. Davis	52	2006
Eugene J. Fischer	62	2000
W. James Hindman	72	1997
Robert J. Post	46	2004
David C. Reymann	50	2007
Thom Waye	42	2006

GARNETT Y. CLARK, JR.—Mr. Clark is the Vice Chairman of the Board. He has served as the President of Clark and Associates, a consulting company specializing in land development, residential real estate and residential construction, for twenty-seven years. Prior to founding Clark and Associates, Mr. Clark was the president and founder of GYC Group, a residential homebuilding company that he sold on January 1, 2002. Mr. Clark joined the Board in 2003 and is also a founding director and Vice Chairman of The Columbia Bank, a major central Maryland bank with headquarters in Columbia, Maryland.

GEORGE W. COX—Mr. Cox joined the board in August, 2003 and has been a member of the Audit Committee since September 2003. Mr. Cox has been the managing member of Cox, Ferber & Associates, a certified public accounting firm since 1989. Previous to that, he owned George W. Cox & Associates from 1977 to 1989 and worked as an associate and tax partner for Coopers & Lybrand (PricewaterhouseCoopers) from 1962 to 1977. He holds a Bachelor of Science degree in Business Administration from American International College in Springfield, Massachusetts. He served in active military service for the U.S. Army for two years and is currently a member of the Board of Trustees of the Baltimore Opera Company and a member of the Board of Directors of Cunningham Broadcasting Corporation.

GEORGE M. DAVIS—Mr. Davis joined the Board of Directors in July 2006 and was named Executive Vice Chairman in December 2006 and President and Chief Executive Officer in May 2007. Prior to joining Avatech, Mr. Davis was a co-founder of Aether Systems, Incorporated, a wireless data software and services company, and was its President and Vice Chairman of the Board from 2001 to 2004. Prior to founding Aether Systems, Mr. Davis worked for Westinghouse Electric Corporation (currently a division of Northrop Grumman) and Burroughs Corporation. He is currently a Partner in Coastal Ventures and sits on the Board of Directors of Defywire, a wireless data software company, is a member of the Directors Council of the Baltimore Museum of Art, a Steward of the Chesapeake Bay Foundation and a Trustee of Bethany College. Mr. Davis holds a Bachelor of Science degree in Economics and Business from Bethany College.

EUGENE J. FISCHER—Mr. Fischer was a director of PlanetCAD from March 2000 until its merger with Avatech, and currently serves as a director of Avatech and a member of its Compensation Committee. Mr. Fischer co-founded Capstone Management LLC, a venture capital firm, in July 1995, and is an executive officer in Capstone’s affiliated entities. His investment experience includes internet, software, health care service and other technology-enabled service companies. Mr. Fischer holds a Bachelor of Science degree from the University of Minnesota and a Master of Science degree from the University of California, Davis.

W. JAMES HINDMAN—Mr. Hindman has been a member of the Board of Directors of Avatech since its inception in 1997. Previously, Mr. Hindman founded Youth Services International, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1991 to 1997. In addition, Mr. Hindman was the founder of Jiffy Lube International, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1980 to 1989. From 1976 to 1980, Mr. Hindman was the head football coach at Western Maryland College. From 1967 to 1979, he was involved as the founder and President of W.J. Hindman & Associates, Inc., a real-estate development, health care and consulting company that owned and operated 18 nursing home facilities throughout Maryland, Iowa, Illinois and Nebraska. He has served as a member of the boards of directors of his alma mater, Morningside College, and the Baltimore Symphony Orchestra.

ROBERT J. POST—Mr. Post brings to Avatech over 20 years experience in finance, business restructuring, and creating profitable high growth in new entities; his experience is directly in line with Avatech’s growth strategy. Mr. Post is the President and Chief Executive Officer of TravelCLICK, a leading provider of digital media and data solutions to the worldwide travel industry. Prior to joining TravelCLICK, he was a Principal of Pconsulting LLC, where he provided finance, operating and sales growth strategies to mid-size and Fortune 500 firms including IBM and Pegasus Solutions. He was previously President and COO at hotelBANK, a Stockholm, Sweden-based B2B travel exchange and has held executive positions at Micros Systems and Westinghouse Electric Corporation. Mr. Post holds a Bachelor of Science degree in Business Management from Duquesne University.

DAVID C. REYMANN—Mr. Reymann joined the Board in August, 2007 where he serves as the Chair of the Audit Committee. Mr. Reymann is the Chief Financial Officer of Critical Response Networks (CRN), a provider of temporary housing solutions addressing housing needs resulting from disaster relief situations. Prior to joining CRN, Mr. Reymann served as Chief Financial Officer of Aether Systems, Inc. from 1998 to 2006 where he was an integral part of the management team which converted Aether Systems, Inc. from a wireless communications company to a brand acquisition and management company (now NexCen Brands, Inc.; Nasdaq: NEXC). From 1996 to 1998, he was Director of Finance and Accounting for the Sweetheart Cup Company, where he managed the financial reporting and financial analysis activities for their eleven North American manufacturing plants. Prior to joining Sweetheart Cup Company, Mr. Reymann worked for Procter and Gamble, Inc. from 1985 to 1996 and Ernst & Young from 1980 to 1985. Mr. Reymann earned his Bachelor of Arts degree in accounting from The University of Baltimore and is a Certified Public Accountant. He currently serves on the Board of Directors for The Believe in Tomorrow Foundation.

THOM WAYE—Mr. Waye joined the Board of Directors in November 2006 and was named its Chairman of the Board in February 2007. He founded the Sigma Opportunity Fund in 2003 and has more than 20 years of financial and operational experience within the technology, telecommunications, and healthcare sectors. Prior to forming Sigma, he was a Partner and Managing Director at ComVest Venture Partners, L.P., where he was primarily responsible for originating and structuring the fund’s operating company investments. Before joining ComVest, Mr. Waye was with AIG Global Investment Corporation, a $10+ billion private equity group, where he had responsibility for fundraising and fund development. In addition, he previously led Motorola’s and Unisys’ New York-based non-banking, financial services sales and marketing efforts.

The Board of Directors unanimously recommends that you vote “FOR” each nominee named above.

Quorum; Vote Required; Manner of Approval

A quorum for the Annual Meeting consists of a majority of the sum of (i) the shares of Common Stock outstanding on the Record Date and (ii) the shares of Common Stock into which the shares of Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred Stock outstanding on the Record Date may be converted, in each case present in person or by proxy and entitled to vote. Directors are elected by a plurality of the votes cast. Accordingly, if a quorum is present, a director nominee will be elected if he receives the most votes cast on his election. Abstentions, withheld votes, and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but are not counted for any purpose in determining whether a director nominee is elected.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the stockholder on the proxy card. If no direction is given, it is the present intention of the persons named in the accompanying form of proxy to vote such proxy for the election as directors of the eight nominees listed above. If, due to unforeseen contingencies, any of the nominees designated above shall not be available for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated for director by the management of the Company so as to provide a full Board. The Company has no reason to believe that any nominee will be unable to serve if elected.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Committees and Meetings of the Board of Directors

Board of Directors—During the fiscal year ended June 30, 2008, the Board of Directors held ten meetings. Only one incumbent director attended fewer than 75% of the total number of meetings of the Board held during the year and the total number of meetings held by all committees on which the director served during such year. Mr. W. James Hindman was only able to attend 40% of the meetings of the Board held during the fiscal year. Board members are not required to attend the Annual Meeting of Stockholders but all directors other than Mr. Hindman attended the 2007 Annual Meeting of Stockholders.

Audit Committee—The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Audit Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The members of the Audit Committee are Messrs. Reymann (Chair), Clark, Cox and Post. The Board has examined the definition of “audit committee financial expert” as set forth in applicable rules of the Securities and Exchange Commission (the “SEC”) and determined that each of Messrs. Reymann, Post and Cox satisfies this definition. During the fiscal year ended June 30, 2008, the Audit Committee met six times. The Audit Committee has adopted a written charter that is available on the Company’s internet website at www.avatech.com.

Nominating Committee—The full Board of Directors acts as a nominating committee for the annual selection of nominees for election as directors. The Board met in this capacity one time during fiscal year 2007. The Board believes that the interests of the Company’s stockholders are served by relegating the nominations process to the full Board, all but one of the members of which are independent (as discussed below). Although the Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board considers the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board will apply the same criteria to nominees recommended by stockholders as those recommended by the full Board. It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Board of Directors. A stockholder who desires to nominate a candidate for election may do so only in accordance with Section 5(c) of Article III of the Company’s By-Laws, a copy of which may be obtained from the Secretary of the Company or from the Company’s filings with the SEC.

Compensation Committee—In the fiscal year ended June 30, 2008, the Company had a standing Compensation Committee of the Board of Directors, consisting of Messrs. Fischer (Chair) and Waye. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. On an annual basis, the Chief Executive Officer evaluates the compensation of the Executive Vice President and Chief Financial Officer based on his performance and peer comparisons and makes a recommendation to the Compensation Committee as to the compensation level for that position for the coming year. During the fiscal year ended June 30, 2008, the Compensation Committee met two times. The Compensation Committee has not adopted a written charter.

Director Independence

The Company’s Board of Directors has determined that each of Messrs. Clark, Cox, Fischer, Hindman, Post, Reymann and Waye is an “independent director” as that term is defined by Rule 4200(a)(15) of The Nasdaq Stock Market’s listing standards (the “Nasdaq Listing Standards”). Each member of the Compensation Committee is an “independent director” as defined by Nasdaq Listing Standards Rule 4200(a)(15), and each member of the Audit Committee meets the independence standards of Nasdaq Listing Standards Rule 4350(d)(2). Prior to his election as the Company’s President and Chief Executive Officer, Mr. Davis was an “independent director” for purposes of Nasdaq Listing Standards Rule 4200(a)(15) and Rule 4350(d)(2).

Compensation of Directors

The following table provides information about the compensation paid to or earned by the Company’s directors during fiscal year 2008 who are not Named Executive Officers (as defined below). Information regarding directors who are also Named Executive Officers is presented in the Summary Compensation Table which is provided later in this report.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1,2]	All Other Compensation ($)[3]	Total ($)
Garnett Y. Clark, Jr.	$22,000	-0-	$3,557	-0-	$25,557
George W. Cox	$20,000	-0-	$3,557	-0-	$23,557
Eugene J. Fischer	$20,250	-0-	$3,557	$3,948	$27,755
W. James Hindman	-0-	$16,800	$3,557	-0-	$20,357
Robert J. Post	-0-	$28,800	$3,557	-0-	$32,357
David C. Reymann	$45,000	-0-	$3,557	-0-	$48,557
Thom Waye	-0-	$25,500	$3,557	$5,570	$34,627

(1)	For purposes of this table, the Company calculates the value of stock and option awards using the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments”. See Note 1 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 regarding the assumptions underlying the valuation of equity awards.
(2)	At June 30, 2008, outstanding stock options held by directors were as follows: Mr. Clark, options to purchase 48,000 shares; Mr. Cox, options to purchase 48,000 shares; Mr. Fischer, options to purchase 58,130 shares; Mr. Hindman, options to purchase 55,812 shares; Mr. Post, options to purchase 48,000 shares; and Mr. Waye, options to purchase 30,000 shares.
(3)	Amount represents travel reimbursements to Directors to attend Board and other Company meetings.

During the fiscal year ended June 30, 2008, those directors who were employed by the Company received no compensation for serving as a director. Directors are eligible to participate in the Company’s 2002 Stock Option Plan. Non-employee members of the Board of Directors receive an annual salary of $10,000, payable in quarterly installments, as well as $1,000 for each meeting attended. The chairman of the Compensation Committee receives an additional $2,500 per year, paid in quarterly installments, for performing his duties and the Audit Committee Chair receives an additional annual salary of $24,000, also paid in quarterly installments. Non-employee members of the Board receive an additional $500 for each committee meeting which lasts more than 30 minutes. Directors may elect to receive $1.20 worth of stock in lieu of each dollar of cash compensation. Each non-employee director also receives an initial grant of an option to purchase 18,000 shares of Common Stock upon joining the Board, one-third of which vests immediately and the remainder vests in equal installments on the first and second anniversary of the grant date. At the end of each fiscal year, non-employee directors are granted immediately-vested options to purchase 6,000 shares of stock. The exercise price of all non-employee director stock options and the value of stock granted in lieu of cash compensation is the closing price of a share of the Common Stock on the last business day before the options are granted or shares of stock are issued.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s Internet website at

http://www.avatech.com. In the event of an amendment to, or a waiver from, a provision of the Company’s Code of Ethics that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, the Company intends to promptly disclose such amendment or waiver on its Internet website.

Communications with the Board

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary (subject to any applicable regulatory requirements) will use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Family Relationships

There are no family relationships among the directors or the executive officers.

Certain Relationships and Related Transactions

The Company and its subsidiaries have adopted policies and procedures to ensure that related party transactions are reviewed for potential conflicts of interest and that related party transactions are disclosed in SEC reports as and when required by SEC laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company. Since July 1, 2007, the Company has not engaged in any related party transactions and none are contemplated for the current fiscal year.

In addition to the Board’s general duties of care and loyalty, the Delaware General Corporation Law requires the Board to review and approve loans that the Company makes to employees and officers to ensure that such loans will benefit the Company.

BENEFICIAL OWNERSHIP OF AVATECH SOLUTIONS, INC.

The following table shows information, as of September 2, 2008, with respect to each person or group of persons, other than directors, nominees, and Named Executive Officers of the Company, known by the Company to beneficially own more than 5% of the Company’s voting securities. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and take into account all voting securities that may be acquired within 60 days of September 2, 2008. To the Company’s knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all voting securities shown as beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Series F Convertible Preferred Stock
	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
Sigma Opportunity Fund LLC[1] 800 Third Avenue, 17th Floor New York, NY 10022	2,591,849	14.7%	—	—	—	—	—	—

The Tail Wind Fund Ltd.[2] c/o Tail Wind Advisory & Management Ltd. 77 Long Acre London, WC2E 9LB, UK	2,403,669	12.6%	—	—	—	—	3,238	92.5%

Capstone Ventures SBIC, L.P.[3] 3000 Sand Hill Road Building 1, Suite 290 Menlo Park, California 94025	1,400,538	7.9%	500,000	45.9%	75	8.0%	—	—

Henry D. Felton[4] 13001 Dover Road Reisterstown, MD 21136	1,016,479	6.2%	81,418	7.5%	50	5.3%	—	—

(1)	Sigma Opportunity Fund, LLC’s beneficial ownership of Common Stock includes 891,911 shares of Common Stock issuable upon exercise of outstanding warrants. Mr. Thom Waye, the Company’s Board Chair, is the manager of Sigma Capital Advisors LLC, which is the managing member of Sigma Opportunity Fund, LLC, and exercises sole voting and dispositive power with respect to the shares held by both Sigma Capital Advisors LLC and Sigma Opportunity Fund, LLC. The shares of Common Stock owned by Sigma Opportunity Fund, LLC are also included in Mr. Waye’s beneficial ownership total in the table below.
(2)	The Tail Wind Fund Ltd.’s beneficial ownership of Common Stock includes 1,663,669 shares of Common Stock issuable on conversion of shares of Series F Convertible Preferred Stock and 740,000 shares of Common Stock issuable upon exercise of outstanding warrants related to the Series F Convertible Preferred Stock.
(3)	Capstone Ventures SBIC, L.P.’s beneficial ownership of Common Stock includes 1,000,837 and 115,385 shares of Common Stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively; and 50,250 shares of Common Stock subject to options that are exercisable within 60 days of September 2, 2008 by Capstone. Mr. Eugene Fischer, a director of the Company, is the president of the general partner of Capstone and shares voting and dispositive power with respect to the shares held by Capstone with Barbra L. Santry. The shares of Common Stock beneficially owned by Capstone Ventures SBIC, L.P. are also included in Mr. Fischer’s beneficial ownership total in the table below.
(4)	Mr. Felton served as Chief Executive Officer of Avatech until December 2, 2002. His beneficial ownership of Common Stock includes 24,000 shares of Common Stock subject to options exercisable within 60 days of September 2, 2008, 162,972 and 76,923 shares of Common Stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively; and 78,120 shares of Common Stock held by his wife.

The following table shows information known by the Company, as of September 2, 2008, with respect to the beneficial ownership of the Company’s voting securities by each of the Company’s current directors, nominees for director, and Named Executive Officers, and all of the current directors, nominees, and Named Executive Officers as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and take into account securities underlying stock options and warrants that are exercisable within 60 days of September 2, 2008. To the Company’s knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of the voting securities shown as beneficially owned by them.

	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock		Series F Convertible Preferred Stock
Beneficial Owner	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
Thom Waye[1]	2,730,851	15.4%	—	—	—	—	—	—
Eugene J. Fischer[2]	1,406,538	7.9%	500,000	45.9%	75	8.0%	—	—
W. James Hindman[3]	592,822	3.4%	163,052	15.0%	—	—	—	—
George M. Davis[4]	307,447	1.8%	—	—	—	—	—	—
Lawrence Rychlak[5]	289,504	1.7%	—	—	25	2.7%	—	—
Garnett Y. Clark, Jr.[6]	257,016	1.5%	41,666	3.8%	50	5.3%	—	—
George W. Cox[7]	241,812	1.4%	—	—	10	1.1%	—	—
Robert J. Post[8]	198,260	1.2%	—	—	20	2.1%	—	—
David C. Reymann[9]	23,000	*	—	—	—	—	—	—
All current directors, nominees for directors, and Named Executive Officers as a group:	6,053,249	29.8%	704,718	64.7%	180	19.2%	—	—

*	Less than one percent.
(1)	Mr. Waye is the Chairman of the Board and the manager of Sigma Capital Advisors LLC, which is the managing member of Sigma Opportunity Fund, LLC. Mr. Waye exercises sole voting and dispositive power with respect to the shares held by both Sigma Capital Advisors LLC and Sigma Opportunity Fund, LLC. The amount shown for Mr. Waye includes 24,000 shares of Common Stock subject to options held by Sigma Capital Advisors LLC, 891,911 shares of Common Stock issuable upon exercise of outstanding warrants held by Sigma Opportunity Fund, LLC and 75,000 shares of Common Stock issuable upon exercise of warrants held by Sigma Capital Advisors, LLC.
(2)	Mr. Fischer is a member of the Board of Directors. The amount shown for Mr. Fischer includes 7,880 shares of Common Stock subject to options held by Mr. Fischer; 1,000,837 and 115,385 shares of Common Stock issuable on conversion of shares of Series D and Series E Convertible Preferred Stock, respectively, held by Capstone Ventures SBIC, L.P, ; and 50,250 shares of Common Stock subject to options held by Capstone. Mr. Eugene Fischer is the president of the general partner of Capstone and shares voting and dispositive power with respect to the shares held by Capstone with Barbra L. Santry.
(3)	Mr. Hindman is a member of the Board of Directors. The amount shown for Mr. Hindman includes 55,812 shares of Common Stock subject to stock options; 326,377 shares of Common Stock issuable on conversion of shares of Series D Convertible Preferred Stock; and 190,716 shares of Common Stock issuable upon exercise of outstanding warrants held by Mr. Hindman.
(4)	Mr. Davis is the Company’s President and Chief Executive Officer. The amount shown for Mr. Davis includes 177,278 shares of Common Stock subject to options and 39,461 shares of Common Stock issuable upon exercise of outstanding warrants held by Mr. Davis.
(5)	Mr. Rychlak serves as the Company’s Executive Vice President and Chief Financial Officer. The amount shown for Mr. Rychlak includes 251,042 shares of Common Stock subject to options and 38,462 shares of Common Stock issuable on conversion of shares of Series E Convertible Preferred Stock.

(6)	Mr. Clark is a member of the Board of Directors. The amount shown for Mr. Clark includes 50,041 shares of Common Stock issuable on conversion of Series D Convertible Preferred Stock held by the Garnett Y. Clark, Jr. Super Simplified 401(k) Plan; 33,359 shares of Common Stock issuable on conversion of Series D Convertible Preferred Stock held by the Garnett Y. Clark, Jr. SEP IRA; 48,000 shares of Common Stock subject to options; 76,923 shares of Common Stock issuable on conversion of shares of Series E Convertible Preferred Stock; and 9,865 shares of Common Stock issuable upon exercise of outstanding warrants held by Mr. Clark.
(7)	Mr. Cox is a member of the Board of Directors. The amount shown for Mr. Cox includes 181,350 shares of Common Stock held by the Hindman Grandchildren’s Trust, of which Mr. Cox is the sole trustee; 42,000 shares of Common Stock subject to options; and 15,385 shares of Common Stock issuable on conversion of shares of Series E Convertible Preferred Stock.
(8)	Mr. Post is a member of the Board of Directors. The amount shown for Mr. Post includes 48,000 shares of Common Stock subject to options; 30,769 shares of Common Stock issuable on conversion of shares of Series E Convertible Preferred Stock.; and 9,865 shares of Common Stock issuable upon exercise of outstanding warrants held by Mr. Post.
(9)	Mr. Reymann is a member of the Board of Directors. The amount shown for Mr. Reymann includes 18,000 shares of Common Stock subject to options.

EXECUTIVE OFFICERS

Set forth below is information, as of June 30, 2008, with respect to the individuals who serve as the executive officers of the Company.

Name	Age	Position
George M. Davis	52	President and Chief Executive Officer
Lawrence Rychlak	51	Executive Vice President and Chief Financial Officer

George M. Davis—Mr. Davis joined the Board of Directors in July 2006 and was named Executive Vice Chairman in December 2006 and President and Chief Executive Officer in May 2007. Prior to joining Avatech, Mr. Davis was a co-founder of Aether Systems, Incorporated, a wireless data software and services company and was its President and Vice Chairman of the Board from 2001 to 2004. Prior to founding Aether Systems, Mr. Davis worked for Westinghouse Electric Corporation (currently a division of Northrop Grumman) and Burroughs Corporation. He is currently a Partner in Coastal Ventures and sits on the Board of Directors of Defywire, a wireless data software company, is a member of the Directors Council of the Baltimore Museum of Art, a Steward of the Chesapeake Bay Foundation and a Trustee of Bethany College. Mr. Davis holds a Bachelor of Science degree in Economics and Business from Bethany College.

Lawrence Rychlak—Mr. Rychlak joined Avatech from Baltimore-based Environmental Elements Corporation, where he served as interim president and Senior Vice President and Chief Financial Office from 2001 to May 2005. Mr. Rychlak’s background also includes several senior financial positions in both for profit and not-for-profit organizations, business consulting with a regional consulting firm and eight years with an international accounting and consulting firm. He is a Certified Public Accountant and holds a Bachelor of Arts degree and Master’s degree in Business Administration from Loyola College in Baltimore.

EXECUTIVE COMPENSATION

The following table provides detailed information about the remuneration (for services in all capacities) awarded to, earned by, or paid during the last two fiscal years to the Company’s President and Chief Executive Officer, the Company’s two most highly compensated executive officers other than the President/CEO who were serving as such as of June 30, 2008 and who earned more than $100,000 in the last fiscal year, and any former executive officer who received compensation in the last fiscal year and whom the SEC rules would include in the definition of “named executive officers” had they been serving as executive officers as of June 30, 2008 (collectively, the “Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)		Bonus ($)			Option Awards ($)[2,3]		Non-equity Incentive Plan Compensation ($)		All Other Compensation ($)			Total ($)
George M. Davis President and Chief Executive Officer[1]	2008 2007	$ $	223,124 87,500	$ $	-0- -0-		$ $	145,791 77,837	$ $	-0- -0-	$ $	-0- -0-		$ $	368,915 165,337

Lawrence Rychlak Executive Vice President and Chief Financial Officer	2008 2007	$ $	215,000 210,033	$ $	-0- -0-		$ $	71,963 3,287	$ $	-0- -0-	$ $	8,600 9,300	[4] [4]	$ $	295,563 223,400

Donald R. Walsh Former Chief Executive Officer[5]	2008 2007	$ $	-0- 295,833	$ $	344,000 -0-	[5]	$ $	-0- 1,633	$ $	-0- -0-	$ $	225,000 7,950	[5] [4]	$ $	569,000 305,416

W. Scott Harris Former President and Chief Operating Officer[6]	2008 2007	$ $	-0- 150,387	$ $	-0- 13,939		$ $	-0- 142,114	$ $	-0- 13,939	$ $	174,996 124.835	[6] [6,7]	$ $	173,333 431,275

(1)	Mr. Davis also serves on the Board of Directors but receives no fees for such service.
(2)	For purposes of this table, the Company calculates the value of option awards using the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments”. See Note 1 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 regarding the assumptions underlying the valuation of equity awards.
(3)	At June 30, 2008, outstanding stock options held by the Named Executive Officers were as follows: Mr. Davis, options to purchase 393,000 shares and Mr. Rychlak, options to purchase 350,000 shares.
(4)	Amount represents employer matching contributions under the Company’s 401(k) plan.
(5)	Mr. Walsh retired as the Chief Executive Officer and from the Board on July 31, 2007. Mr. Walsh received no fees for serving on the Board and the compensation paid to him during fiscal year 2008 was made pursuant to a Severance and Retirement Agreement described in the following section entitled “Severance Arrangements”.
(6)	Mr. Harris served until February 28, 2007 and compensation paid to him during fiscal year 2008 was made pursuant to the terms of his severance agreement described in the following section entitled “Severance Arrangements”.
(7)	Amount includes a $7,340 payment to Mr. Harris for earned and unused vacation pay and $6,133 of matching contributions under the Company’s 401(k) plan.

Employment and Other Significant Agreements with Named Executive Officers

Employment Arrangements

Each of Mr. Davis and Mr. Rychlak has an employment agreement with Avatech. The Compensation Committee and the Board of Directors believe that these agreements assure fair treatment of the executive in relation to his career with the Company by assuring him of some financial security. The agreements also protect the stockholders by encouraging the executive to continue his attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the executive’s objectivity in considering any proposals to acquire or merge Avatech.

Mr. Davis’ agreement calls for an annual salary of $250,000 and the right to participate in all benefit plans, including fringe benefit plans, offered by the Company to its executive officers, including participation in the Company’s equity compensation plans. Unless earlier terminated by its terms, the term of this agreement expires on June 30, 2009, subject to one annual renewal. At the time Mr. Davis signed his agreement in September 2007, the Company made a lump sum cash payment to him in the amount of $21,666 and he was granted stock options to purchase 75,000 shares of the Common Stock at an exercise price of $0.87 per share. Of these options, 25,000 vested immediately, 25,000 vested on July 1, 2008 and 25,000 will vest on July 1, 2009. In addition, Mr. Davis was granted a stock option to purchase 200,000 shares at an exercise price of $0.87 per share that vest based on the Company’s attainment of certain performance goals for fiscal year 2008. In accordance with the terms of this award as outlined in Exhibit B of Mr. Davis’ Amended and Restated Employment Agreement dated September 12, 2007, 50,000 shares of the 200,000 shares granted vested as a result of the reported net income of the Company for the year ended June 30, 2008. The remainder of the option vests on September 12, 2017, unless Mr. Davis’ employment is earlier terminated. Mr. Davis’ employment may be terminated at any time, for any reason, by either the Company or Mr. Davis. Upon his termination, Mr. Davis will be entitled to receive all accrued but unpaid base salary and benefits, continuing base salary for three months following the date of termination, and continuing benefits for one year after the date of termination. If, however, Mr. Davis is terminated by the Company without cause (as defined in the agreement) within three months of a change in control of the Company (as defined in the agreement) or if Mr. Davis terminates his employment within such three-month period, then he will be entitled to receive his base salary and benefits for one year following the date of termination.

Mr. Rychlak’s employment agreement calls for an annual salary of $235,000, subject to annual review, a discretionary annual cash bonus, and the right to participate in all benefit plans, including fringe benefit plans, offered by the Company to its executive officers, including participation in the Company’s equity compensation plans. In addition, the agreement contemplates that Mr. Rychlak may be eligible for annual incentive compensation, up to $50,000, based on his achievement of certain performance goals established from time to time by the Compensation Committee. On October 29, 2007 Mr. Rychlak was granted a stock option to purchase 100,000 shares at an exercise price of $0.84 per share that vest based on the Company’s attainment of certain performance goals for fiscal year 2008. In accordance with the terms of this award, 50,000 shares of the 200,000 shares granted vested as a result of the reported net income of the Company for the year ended June 30, 2008. Mr. Rychlak’s agreement is terminable by either party at any time and for any reason. If employment is terminated for cause (as defined in the agreement), then Mr. Rychlak will be entitled to receive all accrued but unpaid base salary and benefits. If Mr. Rychlak’s employment is terminated for any reason other than for cause, then he will be entitled to receive his base salary and benefits for one year following the date of termination. If Mr. Rychlak’s employment is terminated upon a change in control (as defined in the agreement), then he will be entitled to receive his base salary and benefits for one year following the date of termination.

Each of Mr. Davis and Mr. Rychlak is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding Avatech and its customers. These executives are also bound by a covenant not to compete and not to interfere with other employees of Avatech if the executive’s employment is terminated for any reason.

Severance Arrangements

Effective July 31, 2007, Donald R. Walsh retired as the Company’s Chief Executive Officer. In connection with his retirement, Mr. Walsh and the Company entered into a separation and retirement agreement that provided for (i) the payment of severance equal to $300,000 to be paid in 12 monthly installments (six installments of $44,000 and six installments of $6,000), (ii) a bonus equal to $344,000 to be paid in 12 monthly installments (six installments of $38,000 and six installments of $19,333.33), and (iii) the exercise, without the payment to the Company of the $60,000 exercise price, of options to purchase 450,000 shares of Common Stock, which exercise was permitted in consideration for Mr. Walsh’s agreement to not compete with the Company or solicit its employees for 18 months following termination.

Effective February 28, 2007, W. Scott Harris resigned as the President. In connection with his resignation, Mr. Harris and the Company entered into a separation agreement that provided for (i) the payment of his annual salary ($260,000) for one year after termination, (ii) continuing coverage under the Company’s health insurance plan through February 2008, and (iii) the immediate vesting of all unvested options held by Mr. Harris.

Equity Compensation

The following table sets forth certain information about options under the Company’s stock option plan that remain unexercised at June 30, 2008.

OUTSTANDING EQUITY AWARDS AT YEAR END

Name and principal position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date
George M. Davis President and Chief Executive Officer	12,000 58,333 25,000 50,000		6,000 41,667 50,000 150,000	[1] [2] [3] [4]	$ $ $ $	2.10 1.62 0.87 0.87	7/3/2016 12/15/2016 9/12/2017 9/12/2017

Lawrence Rychlak Executive Vice President and Chief Financial Officer	100,000 66,667 21,875 50,000		-0- 33,333 28,125 50,000	[5] [6] [7]	$ $ $ $	0.50 1.05 1.71 0.84	5/9/2015 10/20/2015 9/29/2016 10/29/2017

Donald R. Walsh Former Chief Executive Officer	50,000	[8]	-0-			$0.30	8/22/08

(1)	6,000 shares become vested and exercisable on July 3, 2008.
(2)	25,000 shares become vested and exercisable on December 1, 2008 and 1,389 shares become vested and exercisable each month beginning January 1, 2008.
(3)	25,000 shares became vested and exercisable on July 1, 2008 and July 1, 2009.
(4)	150,000 shares become vested and exercisable on September 12, 2017.
(5)	1,563 shares become vested and exercisable each month.
(6)	1,042 shares become vested and exercisable each month.
(7)	50,000 shares became vested and exercisable on October 29, 2017.
(8)	Mr. Walsh exercised these 50,000 options on August 22, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and each person who beneficially owns more than ten percent of the outstanding shares of Common Stock or other classes of equity securities of the Company to file with the SEC an initial report of beneficial ownership on Form 3 and reports with respect to subsequent changes in beneficial ownership of such securities on Form 4 or Form 5. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to the Company, these persons timely filed all reports required by Section 16(a) during the fiscal year ended June 30, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company and its subsidiaries for fiscal year ended June 30, 2008.

The Audit Committee has discussed with Stegman & Company, independent registered public accounting firm for the Company for the fiscal year ended June 30, 2008, the matters required to be discussed by the Statement of Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU, § 380), as amended. The

Audit Committee has received the written disclosures and the letter from Stegman & Company required by PCAOB Rule 3526, Communications with Audit Committees Concerning Independence and confirmation from Stegman & Company that they are independent of the Company in compliance with PCAOB Rule 3520 and the Audit Committee has discussed the independence of Stegman & Company with Stegman & Company.

Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended June 30, 2008 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

THE AUDIT COMMITTEE

David C. Reymann, Chair
Garnett Y. Clark, Jr. George W. Cox Robert J. Post

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Stegman & Company as the Company’s independent registered public accounting firm for the current fiscal year. Representatives of the Stegman & Company are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The following is a description of the fees billed to the Company during the fiscal years ended June 30, 2008 and 2007 by Stegman & Company, which served as the Company’s independent registered public accounting firm during such years:

Audit Fees

Audit fees include fees paid to the Company’s independent registered public accounting firm in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the independent registered public accounting firm that are closely related to the audit and in many cases could only be provided by the public accounting firm. Such services include consents related to SEC and other regulatory filings. The aggregate audit fees billed or expected to be billed to the Company by Stegman & Company for the years ended June 30, 2008 and 2007 totaled $129,000 and $123,000, respectively.

Audit Related Fees

Audit related fees include fees paid to the Company’s independent registered public accounting firm for due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. The aggregate audit related fees billed or expected to be billed to us by Stegman & Company for the years ended June 30, 2008 and 2007 totaled $10,000 and $9,750, respectively.

Tax Fees

Tax fees include fees paid to the Company’s independent registered public accounting firm for corporate tax compliance, counsel and advisory services. The aggregate tax fees billed or expected to be billed to the Company by Stegman & Company for the years ended June 30, 2008 and 2007 totaled $18,000 and $18,000, respectively.

All Other Fees

There were no other services provided to the Company by its independent registered public accounting firm during the years ended June 30, 2008 or 2007.

Approval of Independent Auditor Services and Fees

The Audit Committee reviews all fees charged by our independent registered public accounting firm, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by our independent registered public accounting firm and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the 2008 Annual Meeting of Stockholders, but should any other matter requiring a vote of the stockholders arise at the 2008 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, such discretionary authority to do so being included in the proxy.

As a matter of policy, the Company will accord confidentiality to the votes of individual stockholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain an independent tabulator to receive and tabulate the proxies and ballots and independent inspectors of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2009 Annual Meeting of Stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than June 2, 2009 (120 days before the date of mailing based on this year’s proxy statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in the Company’s By-Laws, if a stockholder intends to present a proposal for business to be considered at the 2009 Annual Meeting of Stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company’s Secretary at the Company’s principal executive offices no earlier than July 8, 2009 and no later than August 5, 2009 (not more than 90 days nor less than 60 days before the first anniversary of the this year’s annual meeting). Additional time constraints are applicable where the date of the annual meeting is changed. Proposals received by the Company outside of these timelines will be considered untimely. If a stockholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2008, which contains audited financial statements for the year ended June 30, 2008, accompanies this proxy statement. This Form 10-K may also be obtained without charge upon written request to the Secretary, Avatech Solutions, Inc., 10715 Red Run Blvd., Suite 101, Owings Mills, Maryland 21117.

By Order of the Board of Directors,

Lawrence Rychlak
Secretary

Baltimore, Maryland

October 2, 2008

To the extent the rules and regulations adopted by the SEC state that certain information included in this proxy statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

ANNUAL MEETING OF SHAREHOLDERS OF

AVATECH SOLUTIONS, INC.

November 6, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

20800000000000000000  0                                                              110608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN

BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Garnett Y. Clark, Jr.
		¡	George W. Cox
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	George M. Davis
		¡	Eugene J. Fischer
		¡	W. James Hindman
☐	FOR ALL EXCEPT (See instructions below)	¡	Robert J. Post
		¡	David C. Reymann
		¡	Thom Waye

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AVATECH SOLUTIONS, INC.

10715 RED RUN BLVD., SUITE 101

OWINGS MILLS, MD 21117

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George M. Davis and Lawrence Rychlak as proxies, each with full power of substitution, to vote as designated on the reverse side, all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Avatech Solutions, 10715 Red Run Blvd, Suite 101, Owings Mills, Maryland, 21117, on November 6, 2008, at 9:30 a.m., local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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